                                                                   EXHIBIT 4.10


                                    EXHIBIT A
                               FORM OF GLOBAL NOTE

                              [FACE OF GLOBAL NOTE]


                                     KB HOME

                    9 1/2% Senior Subordinated Note Due 2011


 THIS NOTE IS A REGISTERED GLOBAL SECURITY UNDER THE INDENTURE DESCRIBED ON THE REVERSE HEREOF. AS SUCH, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART
     FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE
            DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
         SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
        IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-_____________                                        $__________________
                                                            CUSIP 48-666-KAD-1

     KB Home, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ Dollars at the Issuer's office or agency for said purpose in the Borough of Manhattan, The City of New York, on February 15, 2011 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 15 and August 15 of each year, commencing August 15, 2001, on said principal sum in like coin or currency, at the rate per annum set forth in the title of this Note at said office or agency from the February 15 or the August 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from February 8, 2001, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after February 1 or August 1, as the case may be, and before the following February 15 or August 15, this Note shall bear interest from such February 15 or August 15; provided, that if the Issuer shall default in the payment of interest due on such February 15 or August 15, then this Note shall bear interest from the next preceding February 15 or August 15 to which interest on the Notes has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from February 8, 2001. The interest so payable on any February 15 or August 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the February 1 or the August 1 preceding such February 15 or August 15, whether or not such date is a Business Day; provided that, except as otherwise provided in the Indenture referred to on the reverse hereof, interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the holder entitled thereto at his last address as it appears on the Note register.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:  February 8, 2001

                                          KB HOME



                                          -------------------------------
                                          Bryan A. Binyon
                                          Vice President and Treasurer



                                          -------------------------------
                                          Kimberly N. King
                                          Corporate Secretary and Director of
                                          Corporate Legal Affairs

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Senior Subordinated Debt Indenture.

                                          SUNTRUST BANK, as Trustee



                                          By:_______________________________
                                          Authorized Officer

                        [FORM OF REVERSE OF GLOBAL NOTE]

                                     KB HOME

                    9 1/2% SENIOR SUBORDINATED NOTE DUE 2011

     This Note is one of a duly authorized issue of 9 1/2% Senior Subordinated Notes due 2011 (the "Notes") of the Issuer, issued pursuant to an indenture dated as of November 19, 1996 (as the same may be amended or supplemented from time to time, the "Indenture"), as such Indenture has been amended by that certain Officers' Certificate of the Issuer dated February 8, 2001, duly executed and delivered by the Issuer to SunTrust Bank, as successor to SunTrust Bank, Atlanta, Trustee (herein called, together with any successor in such capacity, the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes.

     The indebtedness evidenced by, and the payment of the principal of and interest on, or any other amount owing in respect of, the Notes is, to the extent and in the manner provided in the Indenture, expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Issuer, and each Holder of this Note, by his acceptance hereof, agrees to and shall be bound by all the provisions of the Indenture relating to such subordination and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of the indebtedness evidenced by this Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

     In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all the Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Notes and subject to certain further exceptions. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Note or such other Notes.

     To the extent permitted by, and as provided and subject to the limitations in, the Indenture, the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding, may execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, times and rate, and in the coin and currency, herein prescribed.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000.

     At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     Upon due presentation for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture.

     No service charge shall be made for any such transfer or any such exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     This Note may be redeemed at the option of the Issuer in whole or in part on any date on or after February 15, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice given in accordance with the provisions of the Indenture, at the redemption prices (expressed as percentages of the principal amount hereof) set forth below, together with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning February 15 of the years indicated below:

                                   Redemption
Year                                  Price
----                                --------
2006.............................   104.750%
2007.............................   103.167%
2008.............................   101.583%
2009 and thereafter..............   100.000%


If less than all of the Notes are called for redemption, the Trustee shall select, in such manner as it deems appropriate and fair, the Notes (or portions thereof) to be redeemed.

     At any time prior to February 15, 2004, the Issuer at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, at any time or from time to time, at a redemption price equal to 109.5% of the principal amount plus accrued interest to the date fixed for redemption; provided that Notes with an aggregate principal amount equal to at least $162,500,000 remain outstanding after each such redemption; and provided further that notice of any such redemption is mailed within 60 days after the closing date of the applicable Equity Offering and in any event, not less than 30 nor more than 60 days prior to the applicable redemption date, all in accordance with the requirements of the Indenture.

     Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Note (or portion hereof if this Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Note (or portion hereof if this Note is redeemed in part).

     If at any time there occurs a Change of Control with respect to the Issuer, each Holder of Notes will have the right, at such Holder's option, to require the Issuer to repurchase all of such Holder's Notes, or a portion thereof which is $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 30 Change of Control Business Days after the date of the Change of Control at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Repurchase Date, all upon the terms and subject to the conditions set forth in the Indenture.

     The Indenture includes a number of restrictive covenants affecting the Issuer and certain of its subsidiaries. These restrictive covenants are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.

     The Issuer, the Trustee, and any agent of the Issuer or the Trustee, may deem and treat the Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions in the Indenture, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note or because of any indebtedness evidenced hereby shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or otherwise, all such liability being (to the extent permitted by law), by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Certain of the Issuer's obligations under this Note and under the Indenture with respect to the Notes may be terminated if the Issuer irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all of the Notes, all upon the terms and subject to the conditions set forth in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     Terms (whether or not capitalized) used in this Note and not defined herein which are defined in the Indenture shall have the respective meanings ascribed thereto in the Indenture.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN --as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT--................... Custodian.....................
                            (Cust)                       (Minor)
         under Uniform Gifts to Minors Act  ..................................
                                                         (State)

         Additional abbreviations may also be used though not in the above list.

                            ASSIGNMENT/TRANSFER FORM

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please Insert Social Security or Other Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


the within Note and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:     ________________________________________________________________
           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

-----------------------------------------
The signature should be guaranteed by a
commercial bank or a member broker of
either the New York Stock Exchange,
American Stock Exchange, Midwest Stock
Exchange or Pacific Coast Stock Exchange.